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                                             Exhibit A

NEES Energy, Inc.
Consolidated Balance Sheet
(Thousands of Dollars)
As of September 30, 1998
(Unaudited, Subject to Adjustment)

ASSETS
------

Current assets:
  Cash                                                    $ 6,504
  Accounts receivable and unbilled revenue                 22,483
  Inventory                                                17,088
  Prepaid and other current assets                          5,199
                                                          -------
  Total current assets                                     51,274
                                                          -------
Fixed assets                                                6,397
Less accumulated depreciation                               (876)
                                                         --------
  Net fixed assets                                          5,521
                                                         --------

Other investments                                             794
Goodwill                                                   12,586
Deferred federal and state income taxes                       725
Other assets                                                5,149
                                                          -------
                                                          $76,049
                                                          =======

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Accounts payable                                       $ 10,640
  Accrued liabilities                                      11,152
  Capital lease - current portion                              63
                                                          -------
Total current liabilities                                  21,855

Other long-term liabilities                                   945
Capital lease obligation                                       90
                                                          -------
Total liabilities                                          22,890
                                                          -------
Parent company's investment:
  Common stock, par value $1 per share                          1
  Subordinated notes payable to parent                     61,342
  Other paid-in capital                                    10,805
  Accumulated deficit                                     (19,428)
                                                          -------
                                                           52,720

Minority interest                                             439
                                                          -------
                                                          $76,049
                                                          =======